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NEWS RELEASE

CONTACT:
Fern Lazar                                     Michael Jorgensen
President                                      Chief Financial Officer
Lazar Partners Ltd.                            DOBI Medical International, Inc.
420 Lexington Avenue, Suite 442                201-760-6464
New York, NY 10170                             Fax: 201-760-8860
212-867-1762 Phone                             www.dobimedical.com.
212-867-0856 Fax                               Trading Symbol: DBMI.OB
www.lazarpartners.com



                       DOBI MEDICAL INTERNATIONAL EXPANDS
                               BOARD OF DIRECTORS

MAHWAH, NJ, OCTOBER 12, 2004 - DOBI Medical International, Inc. (DBMI.OB) today announced the appointment of Mr. Brian Vodicka to the company's Board of Directors, effective immediately. DOBI Medical has developed the ComfortScan(TM) system, a non-invasive, non-ionizing optical imaging tool designed to assist physicians in the diagnosis of breast cancer. The ComfortScan system is currently the subject of a clinical study, which will be the fifth and final module of the company's PMA application to the FDA.

"Brian Vodicka is a welcome addition to the DOBI Medical Board of Directors," said Bob Machinist, Chairman of the Board of DOBI Medical. "He brings an invaluable combination of financial acumen and corporate experience to the company at an important time in our development."

Since 1997, Mr. Vodicka, a retired attorney and certified public accountant, has been involved in the private investment sector. As a practicing attorney in Austin, Texas, Mr. Vodicka specialized in corporate issues including litigation, strategic planning, tax planning, and regulatory affairs. Additionally, he was a member of the faculty of the University of Texas in the College of Business from 1989 through 1994. Mr. Vodicka received his B.A. in Accounting and a Doctorate in Jurisprudence (JD), both from the University of Texas at Austin. He is also an investor in the company.

Mr. Vodicka remarked, "I am looking forward to working with the rest of the DOBI Medical Board to support the continued advancement of the Company's ComfortScan technology towards commercialization. I strongly believe this new technology has the potential to make a significant difference in the diagnosis and treatment of breast cancer worldwide."

ABOUT DOBI MEDICAL INTERNATIONAL, INC.

DOBI Medical is a development stage medical imaging company working to create a new means for the improved diagnosis of cancer through the detection of abnormal vascularization ("angiogenesis") associated with tumors. DOBI Medical International's first application of the technology is the ComfortScan system, a gentle, non-invasive, and non-ionizing, optical imaging system designed to assist physicians in the detection and management of breast cancer. The ComfortScan system is intended to achieve this by providing new, physiology-based imagery of abnormal vascularization in the breast that are not readily available today. The ComfortScan system is an investigational device and is not commercially available in the United States.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

Statements contained in this press release may contain information that includes or is based upon certain "forward-looking statements" relating to our business. These forward-looking statements represent management's current judgment and assumptions, and can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are frequently accompanied by the use of such words as "anticipates," "plans," "believes," "expects," "projects," "intends," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, including without limitation, those relating to our ability

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to timely and successfully complete our patient clinical trials; our ability to timely and successfully complete and submit our premarket approval application to the FDA; the timely and final approval by the FDA of our ComfortScan system as a adjunct to mammography, which approval in the U.S. cannot be assured; our ability to secure the additional financing adequate to execute our business plan; the success of product development and research efforts; our ability to timely meet U.S. and foreign government laws and industry standards; our ability to meet U.S. and foreign medical device quality regulation standards required to maintain our CE Mark, ISO, UL and FDA export certifications; our ability to timely deliver our products into international markets; the acceptance and use of our ComfortScan system by physicians, imaging clinics, and patients; our ability to meet the performance milestones and obtain the funding to close on the second tranche of the private placement completed in December, 2003; and our ability to obtain third party reimbursement from U.S. and foreign government and private payers.

Any one of these or other risks, uncertainties, other factors, or any inaccurate assumptions may cause actual results to be materially different from those described herein or elsewhere by us. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the Securities and Exchange Commission, which we strongly urge you to read and consider, including our 2003 Annual Report on Form 10-KSB, our Second Quarter Report 2004 on Form 10-QSB, and our Registration Statement on Form SB-2 declared effective September 27, 2004, all of which may be accessed from our website at www.dobimedical.com. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and elsewhere in our reports filed with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

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